Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS THIRD QUARTER 2023 RESULTS

Strong performance yields year-over-year revenue growth while delivering meaningfully improved margins through operational improvements

Solid cash flow generation and debt paydown significantly reduces net leverage

Comprehensive business transformation underway to unlock growth, improve margins, and become more customer focused

BOWLING GREEN, Ky. – November 8, 2023 – Holley Inc. (NYSE: HLLY), the leading consumer platform for automotive performance enthusiasts, today announced financial results for its third quarter ended October 1, 2023.

Third Quarter Highlights vs. Prior Year Period

●	Net Sales increased 1.1% to $156.5 million compared to $154.8 million last year
●	Gross Profit increased 20.6% to $58.4 million compared to $48.4 million last year, and gross margin was 37.3% compared to 31.3% last year
●	Net Income was $0.8 million, or $0.01 per diluted share, compared to $31.6 million, or $0.27 per diluted share, last year
●	Net Income Margin of 0.5% compared to 20.4% last year[1]
●	Adjusted Net Income[1] was $3.5 million compared to an Adjusted Net Loss of $(4.1) million last year
●	Adjusted EBITDA[1] was $29.7 million compared to $16.4 million last year with a margin of 19.0% versus 10.6% last year
●	Net Cash Provided by Operating Activities was $22.5 million compared to $(8.7) million last year
●	Free Cash Flow[1] was $21.7 million compared to $(10.6) million last year

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“Holley delivered strong third quarter results, highlighted by a return to top-line growth and marked improvement in key profitability metrics,” said Matthew Stevenson, Holley’s President and Chief Executive Officer. “Our efforts to strengthen Holley’s employee and customer relationships and optimize our operations are taking hold, and we are highly confident in our ability to continue delivering on our key strategic priorities and drive long-term sustainable growth for our shareholders.”

“Consumer and customer engagement programs remain central to Holley’s ongoing business transformation, and during the quarter we were proud to celebrate a record-setting season of enthusiast consumer events,” Stevenson continued. “Additionally, in an effort to strategically align our brand and business portfolio with the emerging needs of our customer, we established seven distinct product category teams. This new organizational design is one of many steps underway to further strengthen our customer focus and drive growth.”

Stevenson concluded, “On behalf of our executive leadership team, I would like to thank our employees for their personal commitment and great teamwork as well as our customers and distribution partners for their continued enthusiasm and trust in our products.”

Key Operating Metrics and Strategic Highlights

●	Reduced past due orders sequentially by $8.1 million during the third quarter, across all categories
●	Reduced inventory sequentially by $10.3 million during the third quarter
●	$10.4 million of year-over-year savings in the third quarter of 2023 and tracking towards $35 million for the full year driven by operational improvements and cost savings initiatives
●	Completed $25 million in early debt paydown against the Company’s first lien term loan facility, saving approximately $1 million annually in interest expense at current rates
●	Holley’s bank-adjusted EBITDA leverage ratio at quarter end of 4.89x was well below the amended covenant ceiling of 6.50x for Q3 of 2023 and below the original covenant level of 5.0x
●	Completed a record-setting season of consumer-focused Holley events, encompassing five multi-day festivals
●	Implemented a new organizational design, including seven distinct product category teams, to drive growth through expansion of Holley’s portfolio of brands and products into additional consumer verticals

Full Year 2023 Outlook

Holley revised its outlook for 2023 for certain guidance in comparison to the outlook provided by Holley in its earnings release on August 10, 2023, as follows:

Full Year 2023 Metric	Previous Outlook	Revised Outlook
Net Sales	$635 - $675 million	$645 - $675 million
Adjusted EBITDA	$118 - $128 million	$123 - $128 million
Capital Expenditures	$5 - $10 million	$6 - $8 million
Depreciation and Amortization Expense	$23 - $25 million	$24 - $26 million
Interest Expense	$58 - $62 million	$58 - $62 million

“We are pleased with our third quarter financial results, as Holley delivered net sales growth and continued strong year-over-year improvements in gross margin and Adjusted EBITDA,” said Jesse Weaver, Holley’s Chief Financial Officer. “Our strong overall performance benefited from continued progress on reducing our past due orders and reducing inventory levels, both of which contributed to strong free cash flow in the quarter, allowing us to pay down $25 million in debt in September. As a result of this strong performance, we are raising the lower end of both our net sales and Adjusted EBITDA guidance ranges.”

“Going forward, we remain confident in our ability to restore and maintain profitability, deliver strong free cash flow, optimize working capital, and continue de-levering our balance sheet. We are highly focused on driving growth by delivering value to our enthusiast customers and increasing profitability through greater efficiency,” Weaver concluded.

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13741890.

For those unable to participate, a telephone replay recording will be available until Wednesday, November 15, 2023. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13741890. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information

The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers; and to retain its management and key employees; 2) costs related to Holley being a public company; 3) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in Israel and surrounding areas, and the possible expansion of such conflicts and potential geopolitical consequences); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 8) Holley’s estimates of its financial performance; 9) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

Media Relations Contacts:
Paul Oakley, poakley@tinymightyco.com / Rachel Withers, rwithers@tinymightyco.com

Tiny Mighty Communications

615-454-2913

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the thirty-nine weeks ended
	October 1,	October 2,	Variance	Variance	October 1,	October 2,	Variance	Variance
	2023	2022	($)	(%)	2023	2022	($)	(%)
Net Sales	$156,530	$154,775	$1,755	1.1%	$503,997	$534,250	$(30,253)	-5.7%
Cost of Goods Sold	98,156	106,383	(8,227)	-7.7%	308,162	327,849	(19,687)	-6.0%
Gross Profit	58,374	48,392	9,982	20.6%	195,835	206,401	(10,566)	-5.1%
Selling, General, and Administrative	28,880	31,921	(3,041)	-9.5%	87,998	102,532	(14,534)	-14.2%
Research and Development Costs	6,100	6,039	61	1.0%	18,935	22,396	(3,461)	-15.5%
Amortization of Intangible Assets	3,687	3,662	25	0.7%	11,040	10,985	55	0.5%
Impairment of Indefinite-Lived Intangible Assets	—	2,395	(2,395)	-100.0%	—	2,395	(2,395)	-100.0%
Acquisition and Restructuring Costs	415	1,266	(851)	-67.2%	2,106	3,247	(1,141)	-35.1%
Other Operating Expense (Benefit)	(28)	47	(75)	-159.6%	508	594	(86)	-14.5%
Operating Expense	39,054	45,330	(6,276)	-13.8%	120,587	142,149	(21,562)	-15.2%
Operating Income	19,320	3,062	16,258	531.0%	75,248	64,252	10,996	17.1%
Change in Fair Value of Warrant Liability	2,064	(30,171)	32,235	nm	5,516	(51,112)	56,628	nm
Change in Fair Value of Earn-Out Liability	700	(7,429)	8,129	nm	2,089	(9,282)	11,371	nm
Interest Expense, Net	13,712	10,428	3,284	31.5%	41,909	26,780	15,129	56.5%
Non-Operating Expense	16,476	(27,172)	43,648	nm	49,514	(33,614)	83,128	nm
Income Before Income Taxes	2,844	30,234	(27,390)	-90.6%	25,734	97,866	(72,132)	-73.7%
Income Tax Expense (Benefit)	2,092	(1,345)	3,437	nm	7,756	8,866	(1,110)	-12.5%
Net Income	$752	$31,579	$(30,827)	-97.6%	$17,978	$89,000	$(71,022)	-79.8%
Comprehensive Income:
Foreign Currency Translation Adjustment	(176)	516	(692)	nm	(103)	1,258	(1,361)	nm
Total Comprehensive Income	$576	$32,095	$(31,519)	-98.2%	$17,875	$90,258	$(72,383)	-80.2%
Common Share Data:
Basic Net Income per Share	$0.01	$0.27	$(0.26)	-96.3%	$0.15	$0.76	$(0.61)	-80.3%
Diluted Net Income per Share	$0.01	$0.27	$(0.26)	-96.3%	$0.15	$0.32	$(0.17)	-53.1%
Weighted Average Common Shares Outstanding - Basic	117,397	117,120	277	0.2%	117,257	116,637	620	0.5%
Weighted Average Common Shares Outstanding - Diluted	119,246	117,138	2,108	1.8%	118,120	117,274	846	0.7%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	October 1,	December 31,
	2023	2022
Assets
Total Current Assets	$304,667	$324,963
Property, Plant and Equipment, Net	48,026	52,181
Goodwill	419,056	418,121
Other Intangibles, Net	413,774	424,855
Other Noncurrent Assets	33,600	29,522
Total Assets	$1,219,123	$1,249,642

Liabilities and Stockholders’ Equity
Total Current Liabilities	$88,882	$101,259
Long-Term Debt, Net of Current Portion	603,507	643,563
Deferred Taxes	49,774	58,390
Other Noncurrent Liabilities	39,059	30,440
Total Liabilities	781,222	833,652

Common Stock	12	12
Additional Paid-In Capital	372,158	368,122
Accumulated Other Comprehensive Loss	(1,047)	(944)
Retained Earnings	66,778	48,800
Total Stockholders’ Equity	437,901	415,990
Total Liabilities and Stockholders’ Equity	$1,219,123	$1,249,642

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	October 1,	October 2,	October 1,	October 2,
	2023	2022	2023	2022
Operating Activities
Net Income	$752	$31,579	$17,978	$89,000
Adjustments to Reconcile to Net Cash	15,463	(23,955)	29,446	(22,620)
Changes in Operating Assets and Liabilities	6,265	(16,291)	9,439	(54,216)
Net Cash Provided by Operating Activities	22,480	(8,667)	56,863	12,164

Investing Activities
Capital Expenditures, Net of Dispositions	(743)	(1,907)	(3,125)	(11,272)
Acquisitions / Divestitures, net	—	—	—	(14,077)
Net Cash Used in Investing Activities	(743)	(1,907)	(3,125)	(25,349)

Financing Activities
Net Change in Debt	(26,365)	(1,691)	(40,437)	(4,790)
Deferred financing fees	—	—	(1,427)	—
Payments from Stock-Based Award Activities	(1,061)	(1,050)	(1,134)	(1,050)
Proceeds from Issuance of Common Stock Due to Exercise of Warrants	—	—	—	383
Net Cash Used in Financing Activities	(27,426)	(2,741)	(42,998)	(5,457)

Effect of Foreign Currency Rate Fluctuations on Cash	(218)	(634)	(57)	(1,077)

Net Change in Cash and Cash Equivalents	(5,907)	(13,949)	10,683	(19,719)

Cash and Cash Equivalents
Beginning of Period	42,740	30,555	26,150	36,325
End of Period	$36,833	$16,606	$36,833	$16,606

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Free Cash Flow are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

Holley believes EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Free Cash Flow are useful to investors in evaluating the Company’s financial performance and in comparing the Company’s financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition, Holley uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. Holley believes that these non-GAAP and other financial measures help to depict a more realistic representation of the performance of the underlying business, enabling Holley to evaluate and plan more effectively for the future.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	October 1,	October 2,	October 1,	October 2,
	2023	2022	2023	2022
Net Income	$752	$31,579	$17,978	$89,000

Adjustments:
Interest Expense, Net	13,712	10,428	41,909	26,780
Income Tax Expense (Benefit)	2,092	(1,345)	7,756	8,866
Depreciation	2,785	2,837	7,738	7,500
Amortization	3,687	3,662	11,040	10,985
EBITDA	23,028	47,161	86,421	143,131

Acquisition and Restructuring Costs	415	1,266	2,106	3,247
Impairment of Indefinite-Lived Intangible Assets	—	2,395	—	2,395
Change in Fair Value of Warrant Liability	2,064	(30,171)	5,516	(51,112)
Change in Fair Value of Earn-Out Liability	700	(7,429)	2,089	(9,282)
Product Rationalization	—	—	(800)	—
Equity-Based Compensation Expense	2,970	2,873	5,170	9,518
Notable Items	556	213	564	1,097
Other Expense (Benefit)	(28)	47	508	594
Adjusted EBITDA	$29,705	$16,355	$101,574	$99,588

Total Revenues	$156,530	$154,775	$503,997	$534,250
Net Income Margin	0.5%	20.4%	3.6%	16.7%
Adjusted EBITDA Margin	19.0%	10.6%	20.2%	18.6%

	For the thirteen weeks ended		For the thirty-nine weeks ended
	October 1,	October 2,	October 1,	October 2,
	2023	2022	2023	2022
Net Income	$752	$31,579	$17,978	$89,000
Special items:
Impairment of Indefinite-Lived Intangible Assets	—	1,892	—	1,892
Adjust for: Change in Fair Value of Warrant Liability	2,064	(30,171)	5,516	(51,112)
Adjust for: Change in Fair Value of Earn-Out Liability	700	(7,429)	2,089	(9,282)
Adjusted Net Income	$3,516	$(4,129)	$25,583	$30,498

	For the thirteen weeks ended
	October 1,	October 2,
	2023	2022
Net Cash Provided by Operating Activities	$22,480	$(8,667)
Capital Expenditures, Net of Dispositions	(743)	(1,907)
Free Cash Flow	$21,737	$(10,574)

	2023 Forecast
	Low Range	High Range
Net Sales	$645,000	$675,000
Adjusted EBITDA	123,000	128,000
Depreciation and Amortization	24,000	26,000
Interest Expense	58,000	62,000
Capital Expenditures	6,000	8,000

Holley defines EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. Holley defines Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, acquisition and restructuring costs, which includes transaction fees and expenses, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; impairment of intangible assets; gain or loss on the early extinguishment of debt; non-cash charges due to a product rationalization initiative aimed at eliminating unprofitable or slow-moving stock keeping units, for which a partial reversal of the initial reserve was recognized during the thirty-nine weeks ended October 1, 2023; notable items that we do not believe are reflective of our underlying operating performance, which for the 39-week period ended October 1, 2023, includes certain costs incurred for advisory services related to identifying performance initiatives, and for the 39-week period ended October 2, 2022, includes a non-cash adjustment related to the adoption of ASC Topic 842, “Leases,” and legal fees and costs related to a settlement; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues.

Holley calculates Adjusted Net Income by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income, provides for a more complete analysis of the results of operations.

Holley defines Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand the Company's performance and results of cash generation after making capital investments required to support ongoing business operations.

A forecast for full year 2023 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of its forecasted 2023 Adjusted EBITDA without unreasonable effort.